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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: APRIL 20, 2000



                            TEAM AMERICA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




     Ohio                        0-21533                        31-1209872
-----------------         ---------------------            ---------------------
(STATE OR OTHER           (COMMISSION FILE NO.)               (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)



                            110 E. Wilson Bridge Road
                             Worthington, Ohio 43085
                                 (614) 848-3995
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER ITEMS.

         On April 20, 2000, TEAM America Corporation, an Ohio corporation (the "Company"), issued a press release announcing that it had executed a formal letter of intent with Mucho.com, Inc., a Nevada corporation controlled by S. Cash Nickerson, a former director and officer of TEAM America. Under the terms of the formal letter of intent, Mucho.com would either combine with TEAM America in a transaction in which TEAM America's shareholders would be given the election to retain their stockholdings or be cashed out in whole or in part at their option, at $6.75 per share, or purchase all of TEAM America's outstanding shares at $6.75 per share in cash. The completion of the transaction is subject to the execution of a definitive purchase agreement, due diligence, the approval of TEAM America's shareholders, and the attainment of the necessary financing. The press release is included as Exhibit 99 to this Form 8-K and is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

          Exhibit No.                          Description

              99 Press release, dated April 20, 2000, entitled "TEAM America Corporation Executes Letter of Intent with Mucho.com"

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TEAM AMERICA CORPORATION


Date:    April 20, 2000                   By: /s/ Thomas Gerlacher
                                             ---------------------
                                              Thomas Gerlacher,  Vice President
                                              and Chief Financial Officer

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                                  EXHIBIT INDEX


              Exhibit No.                     Description

                  99 Press release, dated April 20, 2000, entitled "TEAM America Corporation Executes Letter of Intent with Mucho.com"

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